Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2014 RESULTS

➢   4Q14 Reported EPS (including discontinued operations) of $0.76

➢   Adjusted EPS (non-GAAP, continuing operations) of $0.90

➢   4Q14 Net sales grew approximately 1 percent on reported and organic basis to $1.6 billion

➢   FY14 Reported EPS (including discontinued operations) of $2.60

➢   Adjusted EPS (non-GAAP, continuing operations) of $3.11

➢   FY14 Net sales grew approximately 3 percent on reported and organic basis to $6.3 billion

➢   Expect FY15 Reported EPS of $2.95 to $3.15

➢   Adjusted EPS (non-GAAP) of $3.20 to $3.40

GLENDALE, Calif., February 2, 2015 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and full year ended January 3, 2015.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. Results reflect classification of former Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) businesses as discontinued operations. The company completed the sale of these businesses on July 1, 2013.

“I’m happy to report another year of solid progress toward our long-term goals, and I want to thank our employees for their contributions to our ongoing success,” said Dean Scarborough, Avery Dennison chairman and CEO.  “In 2014, we delivered 16 percent growth in adjusted earnings per share, significantly increased return on capital, and distributed over $480 million of cash to shareholders.

“Pressure-sensitive Materials delivered its third consecutive year of strong volume growth, while maintaining its profitability and high return on capital. We are taking further actions to improve PSM’s long-term competitive position as we continue to invest in growth.

“Retail Branding and Information Solutions faced top-line growth challenges this year, reflecting share loss in the value and contemporary segments of the market, offset by solid growth in RFID and the performance segment,” Scarborough added.  “We are focusing our sales efforts to recapture share, while reducing fixed costs and aligning resources to better serve all segments of the market. We expect to see an improvement in our growth trajectory by mid-year and to resume our strong record for margin expansion, with no change to our 2018 goals for the business.

“We expect to increase earnings per share in 2015, despite a significant headwind from currency translation,” said Scarborough.  “We remain committed to achieving our long-term financial targets, growing through innovation and differentiated quality and service, with a continued focus on cost and capital discipline.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2014 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Fourth Quarter 2014 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year.  Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•    PSM segment sales increased approximately 2 percent.  Within the segment, Label and Packaging Materials increased low single digits.  Combined sales of Graphics and Performance Tapes increased mid-single digits.

•    Operating margin improved 60 basis points to 10.1 percent as the benefit from productivity initiatives and higher volume was partially offset by the net impact of raw material input costs and pricing along with higher restructuring costs. Adjusted operating margin improved 100 basis points.

Retail Branding and Information Solutions (RBIS)

•    RBIS segment sales were down approximately 5 percent due to lower volume in Europe and North America.

•    Operating margin declined 190 basis points to 5.5 percent as the impact of lower volume, a prior year gain on sale of assets, and other factors more than offset the benefit from productivity initiatives and lower employee costs. Adjusted operating margin declined 70 basis points.

Other

Share Repurchases

The company repurchased 7.4 million shares in 2014 at an aggregate cost of $356 million.

Income Taxes

The full year tax rate was 31.1 percent, below previous expectations of 33 percent, due primarily to benefits associated with tax planning in the fourth quarter. The tax rate in 2015 is expected to be in the low to mid-thirty percent range.

Cost Reduction Actions

In 2014, the company realized approximately $35 million in savings from restructuring, net of transition costs, and incurred restructuring costs of approximately $66 million, $55 million of which represents cash charges.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2014 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2015 financial results.  Based on the factors listed and other assumptions, the company expects 2015 earnings per share of $2.95 to $3.15.  Excluding an estimated $0.25 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share of $3.20 to $3.40.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.3 billion in 2014.  Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2013 Form 10-K, filed on February 26, 2014 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	(14 weeks)	(13 weeks)
	4Q	4Q	% Change vs. P/Y
	2014	2013	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,176.7	$1,149.1	2%	2%
Retail Branding and Information Solutions	405.6	417.4	-3%	-5%
Vancive Medical Technologies	22.5	17.4	29%	32%
Total net sales	$1,604.8	$1,583.9	1%	1%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	(14 weeks)	(13 weeks)				(14 weeks)	(13 weeks)
	4Q	4Q		% of Sales		4Q	4Q		% of Sales
	2014	2013	% Change	2014	2013	2014	2013	% Change	2014	2013
Operating income (loss) before
interest and taxes, by segment:
Pressure-sensitive Materials	$119.3	$108.7		10.1%	9.5%	$124.6	$110.8		10.6%	9.6%
Retail Branding and Information Solutions	22.4	31.0		5.5%	7.4%	27.6	31.5		6.8%	7.5%
Vancive Medical Technologies	(4.5)	(2.1)		-20.0%	-12.1%	(0.4)	(2.1)		-1.8%	-12.1%
Corporate expense	(22.0)	(23.9)				(22.0)	(22.8)
Total operating income before
interest and taxes / operating margin	$115.2	$113.7	1%	7.2%	7.2%	$129.8	$117.4	11%	8.1%	7.4%

Interest expense	$16.9	$16.0				$16.9	$16.0

Income from continuing operations before taxes	$98.3	$97.7	1%	6.1%	6.2%	$112.9	$101.4	11%	7.0%	6.4%

Provision for income taxes	$28.2	$53.0				$29.1	$33.3

Income from continuing operations	$70.1	$44.7	57%	4.4%	2.8%	$83.8	$68.1	23%	5.2%	4.3%

Income (loss) from discontinued operations,
net of tax	$0.8	($2.0)	n/m

Net income	$70.9	$42.7	66%	4.4%	2.7%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.75	$0.45	67%			$0.90	$0.69	30%

Discontinued operations	$0.01	($0.02)	n/m

Total Company	$0.76	$0.43	77%

						2014	2013

4Q Free Cash Flow from Continuing Operations (c)						$121.9	$225.1

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions, divestitures, and extra week in the fourth quarter of 2014.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	(53 weeks)	(52 weeks)
	FY	FY	% Change vs. P/Y
	2014	2013	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$4,658.1	$4,455.0	5%	5%
Retail Branding and Information Solutions	1,591.6	1,611.1	-1%	-2%
Vancive Medical Technologies	80.6	73.9	9%	8%
Total net sales	$6,330.3	$6,140.0	3%	3%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	(53 weeks)	(52 weeks)				(53 weeks)	(52 weeks)
	FY	FY		% of Sales		FY	FY		% of Sales
	2014	2013	% Change	2014	2013	2014	2013	% Change	2014	2013
Operating income (loss) before
interest and taxes, by segment:
Pressure-sensitive Materials	$434.4	$442.8		9.3%	9.9%	$476.0	$453.6		10.2%	10.2%
Retail Branding and Information Solutions	87.9	81.7		5.5%	5.1%	109.9	101.7		6.9%	6.3%
Vancive Medical Technologies	(11.7)	(8.3)		-14.5%	-11.2%	(7.5)	(8.2)		-9.3%	-11.1%
Corporate expense	(82.9)	(94.1)				(82.5)	(88.4)
Total operating income before
interest and taxes / operating margin	$427.7	$422.1	1%	6.8%	6.9%	$495.9	$458.7	8%	7.8%	7.5%

Interest expense	$63.3	$59.0				$63.3	$59.0

Income from continuing operations before taxes	$364.4	$363.1	0%	5.8%	5.9%	$432.6	$399.7	8%	6.8%	6.5%

Provision for income taxes	$113.3	$118.8				$134.6	$131.1

Net income from continuing operations	$251.1	$244.3	3%	4.0%	4.0%	$298.0	$268.6	11%	4.7%	4.4%

Loss from discontinued operations,
net of tax	($2.2)	($28.5)	n/m

Net income	$248.9	$215.8	15%	3.9%	3.5%

Net income (loss) per common share, assuming dilution:

Continuing operations	$2.62	$2.44	7%			$3.11	$2.68	16%

Discontinued operations	($0.02)	($0.28)	n/m

Total Company	$2.60	$2.16	20%

						2014	2013
Free Cash Flow from Continuing Operations (c)						204.0	330.3

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions, divestitures, and extra week in the fourth quarter of 2014.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-5 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 03, 2015	Dec. 28, 2013	Jan. 03, 2015	Dec. 28, 2013
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net sales	$1,604.8	$1,583.9	$6,330.3	$6,140.0
Cost of products sold	1,189.7	1,167.6	4,679.1	4,502.3
Gross profit	415.1	416.3	1,651.2	1,637.7
Marketing, general & administrative expense	285.3	298.9	1,155.3	1,179.0
Interest expense	16.9	16.0	63.3	59.0
Other expense, net (1)	14.6	3.7	68.2	36.6
Income from continuing operations before taxes	98.3	97.7	364.4	363.1
Provision for income taxes	28.2	53.0	113.3	118.8
Income from continuing operations	70.1	44.7	251.1	244.3
Income (loss) from discontinued operations, net of tax	0.8	(2.0)	(2.2)	(28.5)
Net income	$70.9	$42.7	$248.9	$215.8
Per share amounts:
Net income (loss) per common share, assuming dilution
Continuing operations	$0.75	$0.45	$2.62	$2.44
Discontinued operations	0.01	(0.02)	(0.02)	(0.28)
Net income per common share, assuming dilution	$0.76	$0.43	$2.60	$2.16
Average common shares outstanding, assuming dilution	93.0	98.5	95.7	100.1

(1)       “Other expense, net” for the fourth quarter of 2014 includes severance and related costs of $6.7, asset impairment and lease cancellation charges of $6.9, and losses from curtailment and settlement of pension obligations of $1.

“Other expense, net” for the fourth quarter of 2013 includes severance and related costs of $6.3, asset impairment, lease and other contract cancellation charges of $1.4, and certain transaction costs of $1.1, partially offset by gains on sale of assets of $5.1.

“Other expense, net” fiscal year 2014 includes severance and related costs of $54.7, asset impairment and lease cancellation charges of $11.4, indefinite-lived intangible asset impairment charge of $3, and losses from curtailment and settlement of pension obligations of $1.6, partially offset by gains on sales of assets of $2.5.

“Other expense, net” for fiscal year 2013 includes severance and related costs of $27.2, asset impairment, lease and other contract cancellation charges of $13.1, charitable contribution to Avery Dennison Foundation of $10, certain transaction costs of $3.2, and legal settlement of $2.5, partially offset by gains on sale of assets of $17.8 and gain from curtailment of pension obligation of $1.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 03, 2015	Dec. 28, 2013	Jan. 03, 2015	Dec. 28, 2013
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Reconciliation of Operating Margins:
Net sales	$1,604.8	$1,583.9	$6,330.3	$6,140.0
Income from continuing operations before taxes	$98.3	$97.7	$364.4	$363.1
Income from continuing operations before taxes as a percentage of sales	6.1%	6.2%	5.8%	5.9%
Adjustment:
Interest expense	$16.9	$16.0	$63.3	$59.0
Operating income from continuing operations before interest expense and taxes	$115.2	$113.7	$427.7	$422.1
Operating Margins	7.2%	7.2%	6.8%	6.9%
Income from continuing operations before taxes	$98.3	$97.7	$364.4	$363.1
Adjustments:
Restructuring costs:
Severance and related costs	6.7	6.3	54.7	27.2
Asset impairment, lease and other contract cancellation charges	6.9	1.4	11.4	13.1
Other items (1)	1.0	(4.0)	2.1	(3.7)
Interest expense	16.9	16.0	63.3	59.0
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$129.8	$117.4	$495.9	$458.7
Adjusted Operating Margins (non-GAAP)	8.1%	7.4%	7.8%	7.5%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:
As reported income from continuing operations	$70.1	$44.7	$251.1	$244.3
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	13.7	23.4	46.9	24.3
Adjusted Non-GAAP Income from Continuing Operations	$83.8	$68.1	$298.0	$268.6

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Jan. 03, 2015 (14 weeks)	Dec. 28, 2013 (13 weeks)	Jan. 03, 2015 (53 weeks)	Dec. 28, 2013 (52 weeks)
Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:
As reported income per common share from continuing operations, assuming dilution	$0.75	$0.45	$2.62	$2.44
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.15	0.24	0.49	0.24
Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.90	$0.69	$3.11	$2.68

Average common shares outstanding, assuming dilution	93.0	98.5	95.7	100.1

(1)                Includes indefinite-lived intangible asset impairment charge, losses/gains from curtailment and settlement of pension obligations, charitable contribution to Avery Dennison Foundation, legal settlement, certain transaction costs, and gains on sales of assets.

(2)                Reflects restructuring costs and other items, tax-effected at the full year tax rate.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Jan. 03, 2015	Dec. 28, 2013	Jan. 03, 2015	Dec. 28, 2013

	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$174.0	$224.4	$374.2	$320.1

Purchases of property, plant and equipment	(47.1)	(50.1)	(147.9)	(129.2)

Purchases of software and other deferred charges	(5.1)	(17.6)	(27.1)	(52.2)

Proceeds from sales of property, plant and equipment	0.2	7.9	4.3	38.7

Sales (purchases) of investments, net	0.3	(0.5)	0.3	0.1

Plus: charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures	---	---	---	10.0

Plus: discretionary contributions to pension plans utilizing proceeds from divestitures	---	50.1	---	50.1

Plus (minus): net divestiture-related payments and free cash (inflow) outflow from discontinued operations	(0.4)	10.9	0.2	92.7

Free Cash Flow - Continuing Operations	$121.9	$225.1	$204.0	$330.3

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2014 (14 weeks)	2013 (13 weeks)	2014 (1) (14 weeks)	2013 (2) (13 weeks)	2014 (14 weeks)	2013 (13 weeks)

Pressure-sensitive Materials	$1,176.7	$1,149.1	$119.3	$108.7	10.1%	9.5%
Retail Branding and Information Solutions	405.6	417.4	22.4	31.0	5.5%	7.4%
Vancive Medical Technologies	22.5	17.4	(4.5)	(2.1)	(20.0%)	(12.1%)
Corporate Expense	N/A	N/A	(22.0)	(23.9)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,604.8	$1,583.9	$115.2	$113.7	7.2%	7.2%

(1) Operating income for the fourth quarter of 2014 includes severance and related costs of $6.7, asset impairment and lease cancellation charges of $6.9, and loss from curtailment and settlement of pension obligations of $1. Of the total $14.6, the Pressure-sensitive Materials segment recorded $5.3, the Retail Branding and Information Solutions segment recorded $5.2, and the Vancive Medical Technologies segment recorded $4.1.

(2) Operating income for the fourth quarter of 2013 includes severance and related costs of $6.3, asset impairment, lease and other contract cancellation charges of $1.4, and certain transaction costs of $1.1, partially offset by gains on sale of assets of $5.1. Of the total $3.7, the Pressure-sensitive Materials segment recorded $2.1, the Retail Branding and Information Solutions segment recorded $.5, and Corporate recorded $1.1.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2014	2013	2014	2013
Pressure-sensitive Materials
Operating income and margins, as reported	$119.3	$108.7	10.1%	9.5%
Adjustments:
Restructuring costs:
Severance and related costs	3.4	1.6	0.3%	0.1%
Asset impairment and lease cancellation charges	1.1	0.5	0.1%	---
Losses from curtailment and settlement of pension obligations	0.8	---	0.1%	---
Adjusted operating income and margins (non-GAAP)	$124.6	$110.8	10.6%	9.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$22.4	$31.0	5.5%	7.4%
Adjustments:
Restructuring costs:
Severance and related costs	3.4	4.7	0.8%	1.1%
Asset impairment, lease and other contract cancellation charges	1.6	0.9	0.4%	0.2%
Loss from settlement of pension obligation	0.2	---	0.1%	---
Gains on sales of assets	---	(5.1)	---	(1.2%)
Adjusted operating income and margins (non-GAAP)	$27.6	$31.5	6.8%	7.5%

Vancive Medical Technologies
Operating loss and margins, as reported	$(4.5)	$(2.1)	(20.0%)	(12.1%)
Adjustments:
Restructuring costs:
Severance and related costs	(0.1)	---	(0.5%)	---
Asset impairment charges	4.2	---	18.7%	---
Adjusted operating loss and margins (non-GAAP)	$(0.4)	$(2.1)	(1.8%)	(12.1%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2014 (53 weeks)	2013 (52 weeks)	2014 (1) (53 weeks)	2013 (2) (52 weeks)	2014 (53 weeks)	2013 (52 weeks)

Pressure-sensitive Materials	$4,658.1	$4,455.0	$434.4	$442.8	9.3%	9.9%
Retail Branding and Information Solutions	1,591.6	1,611.1	87.9	81.7	5.5%	5.1%
Vancive Medical Technologies	80.6	73.9	(11.7)	(8.3)	(14.5%)	(11.2%)
Corporate Expense	N/A	N/A	(82.9)	(94.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$6,330.3	$6,140.0	$427.7	$422.1	6.8%	6.9%

(1) Operating income for fiscal year 2014 includes severance and related costs of $54.7, asset impairment and lease cancellation charges of $11.4, indefinite-lived intangible asset impairment charge of $3, and losses from curtailment and settlement of pension obligations of $1.6, partially offset by gains on sales of assets of $2.5. Of the total $68.2, the Pressure-sensitive Materials segment recorded $41.6, the Retail Branding and Information Solutions segment recorded $22, the Vancive Medical Technologies segment recorded $4.2, and Corporate recorded $.4.

(2) Operating income for fiscal year 2013 includes severance and related costs of $27.2, asset impairment, lease and other contract cancellation charges of $13.1, charitable contribution to Avery Dennison Foundation of $10, certain transaction costs of $3.2, and legal settlement of $2.5, partially offset by gains on sale of assets of $17.8, and gain from curtailment of pension obligation of $1.6. Of the total $36.6, the Pressure-sensitive Materials segment recorded $10.8, the Retail Branding and Information Solutions segment recorded $20, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $5.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2014	2013	2014	2013
Pressure-sensitive Materials
Operating income and margins, as reported	$434.4	$442.8	9.3%	9.9%
Adjustments:
Restructuring costs:
Severance and related costs	38.3	7.0	0.8%	0.2%
Asset impairment, lease and other contract cancellation charges	1.9	3.8	0.1%	0.1%
Losses from curtailment and settlement of pension obligations	1.4	---	---	---
Adjusted operating income and margins (non-GAAP)	$476.0	$453.6	10.2%	10.2%

Retail Branding and Information Solutions
Operating income and margins, as reported	$87.9	$81.7	5.5%	5.1%
Adjustments:
Restructuring costs:
Severance and related costs	16.0	19.9	1.0%	1.2%
Asset impairment, lease and other contract cancellation charges	5.3	8.6	0.3%	0.5%
Indefinite-lived intangible asset impairment charge	3.0	---	0.2%	---
Gains on sales of assets	(2.5)	(6.9)	(0.1%)	(0.4%)
Loss (gain) from settlement and curtailment of pension obligations	0.2	(1.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$109.9	$101.7	6.9%	6.3%

Vancive Medical Technologies
Operating loss and margins, as reported	$(11.7)	$(8.3)	(14.5%)	(11.2%)
Adjustments:
Restructuring costs:
Asset impairment charges	4.2	0.1	5.2%	0.1%
Adjusted operating loss and margins (non-GAAP)	$(7.5)	$(8.2)	(9.3%)	(11.1%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jan. 03, 2015	Dec. 28, 2013

Current assets:
Cash and cash equivalents	$227.0	$351.6
Trade accounts receivable, net	958.1	1,016.5
Inventories, net	491.8	494.1
Assets held for sale	0.8	1.3
Other current assets	246.4	228.3

Total current assets	1,924.1	2,091.8

Property, plant and equipment, net	875.3	922.5
Goodwill	721.6	751.1
Other intangibles resulting from business acquisitions, net	67.4	96.0
Non-current deferred income taxes	365.4	263.4
Other assets	463.6	485.8

	$4,417.4	$4,610.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$204.3	$76.9
Accounts payable	797.8	889.5
Other current liabilities	598.5	587.7

Total current liabilities	1,600.6	1,554.1

Long-term debt and capital leases	945.3	950.6
Other long-term liabilities	805.0	613.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	823.9	812.3
Retained earnings	2,137.1	2,009.1
Treasury stock at cost	(1,471.3)	(1,172.2)
Accumulated other comprehensive loss	(547.3)	(281.1)

Total shareholders’ equity	1,066.5	1,492.2

	$4,417.4	$4,610.6

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Jan. 03, 2015 (53 weeks)	Dec. 28, 2013 (52 weeks)
Operating Activities:
Net income	$248.9	$215.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	135.5	135.6
Amortization	66.1	69.0
Provision for doubtful accounts and sales returns	20.7	16.3
Loss (gain) on sale of businesses	3.4	(49.3)
Indefinite-lived intangible asset impairment charge	3.0	-
Net losses (gains) from asset impairments and sales/disposals of assets	10.2	(5.8)
Stock-based compensation	28.3	34.0
Other non-cash expense and loss	44.2	49.3
Other non-cash income and gain	---	(11.8)
Changes in assets and liabilities and other adjustments	(186.1)	(133.0)
Net cash provided by operating activities	374.2	320.1
Investing Activities:
Purchases of property, plant and equipment	(147.9)	(129.2)
Purchases of software and other deferred charges	(27.1)	(52.2)
Proceeds from sales of property, plant and equipment	4.3	38.7
Sales of investments, net	0.3	0.1
Proceeds from sale of businesses, net of cash provided	---	481.2
Other	---	0.8
Net cash (used in) provided by investing activities	(170.4)	339.4
Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	126.5	(435.3)
Additional borrowings (maturities longer than 90 days)	---	250.0
Payments of debt (maturities longer than 90 days)	(1.6)	(1.9)
Dividends paid	(125.1)	(112.0)
Shares repurchases	(355.5)	(283.5)
Proceeds from exercises of stock options, net	34.2	44.8
Other	(2.0)	(8.3)
Net cash used in financing activities	(323.5)	(546.2)
Effect of foreign currency translation on cash balances	(4.9)	2.9
(Decrease) increase in cash and cash equivalents	(124.6)	116.2
Cash and cash equivalents, beginning of year	351.6	235.4
Cash and cash equivalents, end of year	$227.0	$351.6

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